Exhibit 10.2

PERFORMANCE-BASED

RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
AMENDED AND RESTATED
NETSPEND HOLDINGS, INC.

2004 STOCK OPTION AND RESTRICTED STOCK PLAN

1.             General.  Pursuant to the Amended and Restated NetSpend Holdings, Inc. 2004 Stock Option and Restricted Stock Plan (the “Plan”),                shares (the “Shares”) of Restricted Stock have been issued to [                      ] (the “Participant”), effective as of                       ,          (the “Grant Date”), all as hereinafter provided and subject to the restrictions set forth herein and in the Plan.

2.             Relationship to the Plan. Capitalized terms used in this Restricted Stock Agreement and not defined herein shall have the meanings ascribed to them in the Plan.  This Restricted Stock Agreement and the Shares to which it relates are subject to the terms and conditions of the Plan.  If there is any conflict between the terms and conditions of the Plan and this Restricted Stock Agreement, the terms and conditions of Plan, as interpreted by the Committee, shall govern.

3.             Vesting of the Shares.

(a)           The Shares shall, subject to the acceleration and forfeiture provisions set forth below, vest on the date the Committee certifies (the date of such certification being herein referred to as the “Certification Date”) the adjusted net income of the Company for 2015.  40% of the Shares shall vest if the Company achieves the first adjusted net income target established by the Committee on the Grant Date, an additional 40% shall vest if the Company achieves the second adjusted net income target and an additional 20% shall vest if the Company achieves the third adjusted net income target.  None of the shares shall vest if the Company does not achieve the first adjusted net income target.  The Committee shall be solely responsible for determining the Company’s performance against the adjusted net income target(s) and its finding shall be final and binding on Participant and any person claiming through Participant.  Any portion of the Shares that does not vest on or before the Certification Date shall be forfeited and neither Participant nor any person claiming through Participant shall have any residual rights therein or to any dividends issued with respect thereto.  Further, any unvested portion of the Shares shall be immediately forfeited and neither Participant nor any person claiming through Participant shall have any residual rights therein or to any dividends issued with respect thereto if Participant shall undergo a Termination of Service that does not constitute a “Qualifying Termination” prior to the Certification Date.

(b)           As used herein, a “Qualifying Termination” shall mean a Termination of Service without Cause or for Good Reason under the circumstances described in Section 3(c) below.

(c)           Notwithstanding the foregoing, 100% of the Shares will vest upon the consummation of any Change in Control unless the surviving, successor or purchasing corporation, or a parent or subsidiary thereof (collectively, the “Acquiror”), issues a new award (a “New Award”) covering an amount of stock or other equity interests of the Acquiror (or an affiliated organization) having a value equal to that of the unvested portion of the Shares on the date of such Change in Control and terms and conditions, including vesting dates and performance or other requirements, substantially similar to those set forth in this Restricted Stock Agreement.   Further, in the event that (i) a Change of Control occurs and (ii) during the twelve-month period following such Change in Control, Participant’s employment with the Acquiror or its Affiliates is terminated by the Acquiror or any such Affiliate for any reason other than Cause or if Participant terminates his or her employment with the Acquiror or any such Affiliate for “Good Reason” (as such term is defined in any employment or like agreement between Participant and the Company or, if there is no such agreement, as defined below) then 100% of the Shares or the New Award, as applicable, shall vest immediately upon such termination.  As used herein, a Termination of Service for “Good Reason” shall mean a voluntary resignation by Participant that occurs within six months of any of the following: (i) a material reduction in the base salary or bonus opportunity of Participant, (ii) Participant receiving a bonus award payout percentage or an equity-based award that is materially less in value than the bonuses or awards paid to peer employees (iii) the duties and responsibilities of Participant are materially diminished from those held by Participant on the date of the Change in Control or (iv) Participant’s principal work location is moved more than 50 miles from the site at which Participant worked on the date of the Change in Control.

4.             Transferability; No Certificates; Dividends.

(a)           Prior to their vesting, Participant may not, directly or indirectly, sell, pledge, donate, grant a security interest in, assign or otherwise transfer or dispose of (each, a “Transfer”) all or any portion of the Shares or any of the rights and privileges pertaining thereto.  Prior to their vesting, the Shares will not be subject to, in whole or in part, the debts, contracts, liabilities or torts of Participant, nor will they be subject, in whole or in part, to garnishment, attachment, execution, levy or other legal or equitable process..

(b)           No certificates shall be issued with respect to the Shares, the ownership of which shall instead be registered on the books and records of the Company and any transfer agent for its common stock.

(c)           Participant shall have full voting and dividend rights with respect to the Shares unless and until the same are canceled or forfeited pursuant to the provisions of this Restricted Stock Agreement and the Plan.  Notwithstanding the foregoing, the payment of any dividends declared with respect to unvested Shares of shall be deferred until the Shares vest (at which point such dividends will be paid) and shall be forfeited upon the date of Participant’s Termination of Service if the underlying Shares of Restricted Stock have not vested as of such date.  The books and records of the Company shall bear a legend, substantially in the following form, evidencing the nature of the Restricted Stock until the cancellation or forfeiture of the Shares occurs or the vesting period ends pursuant to the terms of the Plan and this Restricted Stock Agreement.

TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AWARD AGREEMENT BETWEEN THE ISSUER AND A PARTICIPANT IN THE ISSUER’S AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN, AS AMENDED AND/OR RESTATED FROM TIME TO TIME.  NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  SUCH AGREEMENTS MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

(d)           Upon request of the Committee or its delegate, Participant shall deliver to the Company a stock power, endorsed in blank, relating to any portion of the Shares with respect to which the vesting period has not expired.  Notwithstanding any other provisions of this Restricted Stock Agreement, the issuance or delivery of any Shares (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Shares.  The Company shall not be obligated to issue or deliver any Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

(e)           IPO Lock-Up and Company Repurchase Rights.  For the avoidance of doubt, Sections 7(g) of the Plan (Repurchase of Unvested Shares; Forfeiture) and Section 12 of the Plan (Public Offering) apply to the Shares.

(f)            Prohibited Transfers.  Notwithstanding any provisions in this Restricted Stock Agreement to the contrary, any and all of the unvested Shares shall be subject to the transfer restrictions set forth in Section 7(f) of the Plan.  If any purported Transfer of the Shares is made or attempted contrary to the provisions of this Restricted Stock Agreement and the Plan, such purported Transfer shall be void ab initio; the Company shall have, in addition to any other legal or equitable remedies which it may have, the right to enforce the provisions of this Restricted Stock Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any purported Transferee as one of its stockholders for any purpose.  For the avoidance of doubt, Participant may not Transfer any Shares that have not vested pursuant to Section 3 hereof.

5.             Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, addressed as follows:

if to Participant, to the address set forth in the books and records of the Company; and

if to the Company, to:

NetSpend Holdings, Inc.

c/o NetSpend Corporation

701 Brazos Street, 13th Floor

Austin, TX 78701

Attention:  Chief Financial Officer

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (x) when delivered, if personally delivered, (y) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (z) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

6.             No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

7.             Participant Undertaking.  Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Restricted Stock Agreement.

8.             Successors and Assigns.  Except as otherwise provided herein, this Restricted Stock Agreement shall bind and inure to the benefit of and be enforceable by Participant and the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be (including subsequent holders of the Shares); provided, however, that in no event may Participant Transfer any Shares that have not vested.

9.             Modification of Rights.  The rights of Participant are subject to modification and termination in certain events as provided in this Restricted Stock Agreement and the Plan.

10.           Governing Law.

(a)           This Restricted Stock Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for himself or herself and his or her property, to the nonexclusive jurisdiction of any Delaware State court or any federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Restricted Stock Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in any such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that he or she may legally and effectively do so, any objection that he or she may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Restricted Stock Agreement in any Delaware state or federal court sitting in the State of Delaware.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.           Counterparts.  This Restricted Stock Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

12.           Entire Agreement.  This Restricted Stock Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

13.           Withholding.  Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be paid or withheld upon the vesting of the Shares. Shares which shall have vested shall be subject to forfeiture unless Participant makes arrangements satisfactory to the Company to satisfy such obligations.  The Participant may, subject to the Committee’s prior approval, authorize the Company to withhold a portion of the unrestricted Shares that would otherwise be issued to the Participant upon the lapse of the applicable vesting restrictions to satisfy such withholding obligations (up to the minimum statutorily required withholding obligations).

14.           83(b) Election.  Participant shall deliver to the Company a copy of any election filed by the Participant with the Internal Revenue Service under Section 83(b) of the Code within 30 days of the Grant Date.

15.           WAIVER OF JURY TRIAL.  NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

16.           No Right of Employment.  Nothing in this Restricted Stock Agreement or the Plan shall be construed as giving Participant the right to be retained as an officer, consultant, advisor, director or employee of the Company or any of its Affiliates and the Company and its Affiliates shall remain free to dismiss Participant at any time and for any reason or no reason free from any liability or claim under this Restricted Stock Agreement, except to the extent specifically provided herein.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement as of the Grant Date.

NETSPEND HOLDINGS, INC.*

By:
Title:

PARTICIPANT*

*This Restricted Stock Agreement may be executed electronically (e.g., “click I agree” format) and an electronic acknowledgement of this Agreement shall constitute the equivalent of a manual signature for all intents and purposes.